                                                                    EXHIBIT 10.3

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

         This Membership Interest Purchase Agreement (this "Agreement") is made by and between HIG Mall, LLC, a Florida limited liability company (the "Seller"), and Glimcher Properties Limited Partnership, a Delaware limited partnership, (the "Purchaser"), to be effective as of the last date of execution of this Agreement by Seller and Purchaser (the "Effective Date"). Charlotte Eastland Mall, LLC, a Delaware limited liability company (the "Company") has also agreed to execute this Agreement to evidence those obligations imposed upon the Company by the terms of this Agreement. Flagler Title Company, 1897 Palm Beach Lakes Boulevard, Suite 125, West Palm Beach, Florida 33409 ("Flagler" or the "Escrow Agent") shall also execute the Consent attached to this Agreement wherein it agrees to serve as the escrow and closing agent on the terms and subject to the conditions set forth in this Agreement.

                                    RECITALS
                                    --------

         A. The Seller is a member of the Company, owning an eighty percent (80.0%) limited liability company membership interest in the Company. The Company's two other members, (collectively, the "Members", or singularly, a "Member") are Glimcher Eastland, Inc., a Delaware corporation ("Glimcher Eastland") which is the Managing Member and owns a one percent (1.0%) limited liability company membership interest, and the other Member being the Purchaser which owns a nineteen percent (19.0%) limited liability company membership interest. The Seller, the Purchaser and Glimcher Eastland are the three and only Members of the Company. The Company was formed pursuant to a certain Operating Agreement, dated September 27, 2001, as amended by the First Amendment to Operating Agreement, dated September 27, 2001 (collectively, the "Operating Agreement").

         B. The Purchaser desires to purchase and the Seller desires to sell, Seller's eighty percent (80.0%) limited liability company membership interest ("Interest") in the Company on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows.

1. Purchase and Sale of Membership Interest. On the terms and subject to the conditions of this Agreement, the Purchaser agrees to purchase from the Seller, and the Seller agrees to sell to the Purchaser, the Interest for the price and on the terms set forth in this Agreement. The transfer (the "Transfer") of the Interest shall be completed by the execution of the Assignment of Membership Agreement (the "Assignment Agreement") attached hereto as Exhibit A, and such Transfer shall be effective upon the Closing Date (as that term is defined in Section 3 below).

2. Purchase Price. The purchase price for the Interest shall be Four Million Seven Hundred Fifty Thousand Dollars ($4,750,000.00) as adjusted as specifically provided in Section 5A of this Agreement (the "Purchase Price").

3. Payment Terms. Simultaneously with the closing (the "Closing" or the "Closing Date") of the purchase and sale of the Interest, the Purchase Price shall be paid by the Purchaser to the Seller in immediately available federal funds.

4.       Lender Consents.

         a. Conditions Precedent to Closing. The Company is the owner of the regional shopping center operated as "Eastland Mall" in Charlotte, Mecklenburg County, North Carolina, ("the Mall"). The fee title estate (the "Mall Land") to the Mall is subject to a series of loan documents (collectively, the "Loan Documents") originally dated as of August 11, 1998. The Loan Documents evidence a certain loan (the "Loan") which is identified as loan no. 400031904 by the current lender ("Lender"), LaSalle National Bank Association, trustee for CAPCO America Securitization Corporation Commercial Mortgage Pass-Through Certificates, Series 1998-D7. Prior to the Closing of this Agreement, the Lender must consent to the Transfer. The Lender's consent is coordinated through CapMark Services, L.P. ("CapMark") which is the servicer ("Loan Servicer") of the Loan. One component of receiving the Lender's consent is obtaining the necessary "no downgrade letters" from the applicable rating agencies (collectively the "Rating Agencies") which rate the Loan which was securitized. The Seller's obligation to sell, and the Purchaser's obligation to purchase the Interest, is subject to obtaining all necessary consents from the Lender, Loan Servicer, and/or the Rating Agencies (all of which consents are collectively referred herein as the "Lender Consents") as are required under the Loan Documents and all other documents to which the Loan has been made subject to by the Lender in connection with the securitization of the Loan. Obtaining the Lender Consents and the payment of the Purchase Price are the sole condition precedents to the Closing of the Transfer, but the parties acknowledge and recognize that each of them is otherwise obligated to comply with all of their respective obligations set forth in this Agreement. The Purchaser agrees to prepare and process all documents and agreements, (collectively, the "Transfer Approval Documents") with the Loan Servicer, the Lender and the Rating Agencies necessary to obtain all such Lender Consents, and Purchaser agrees to use commercially reasonable efforts to obtain the Lender Consents as expeditiously as possible, using commercially reasonable efforts to obtain all of same. Seller shall have the right to approve all Transfer Approval Documents which require its signature, and Seller agrees to act in a commercially reasonable manner in negotiating the content of all Transfer Approval Documents which it must sign, and further agrees to use commercially reasonable efforts to expeditiously finalize and execute all such Transfer Approval Documents. Provided, however, it is specifically acknowledged that Seller shall not be required to pay any amounts other than its own counsel fees associated with the review and negotiation of the Transfer Approval Documents, and Seller shall not be required to consent to any Transfer Approval Document that provides for the imposition of any charge against or payment by or on behalf of the Company that would change the cash that would have otherwise been distributable to Seller relating to its Interest up to the Closing Date. No Transfer Approval Documents shall contain terms and conditions which are inconsistent with the terms of this Agreement. Neither Purchaser nor Seller shall be in default under the terms of this

                  Agreement if the Lender Consents are not obtained, notwithstanding the respective commercially reasonable efforts of Purchaser and Seller to obtain same prior to the Escrow Termination Date (as that term is defined in Section 5C of this Agreement). Purchaser and Seller shall each pay their own respective legal fees incurred in connection with obtaining the Lender Consents and in reviewing any and all documents submitted in connection therewith. Purchaser shall pay the processing fees, costs and expenses charged by or on behalf of the Lender, CapMark, the Rating Agencies in connection with approving the Transfer and obtaining the required Lender Consents, including without limitation, the costs and expenses associated with the preparation and processing of the Transfer Approval Documents.

         b. Procedure with Respect to Lender Consents. Purchaser agrees to provide copies of the Transfer Approval Documents to Seller, and will request CapMark, which processes all such Transfer Approval Documents, to copy Seller on all correspondence and other documents which CapMark sends, or causes to be sent, to the Purchaser. Except, however, the Purchaser may redact financially sensitive information related solely to the Purchaser contained in any Transfer Approval Documents or in any of the Purchaser's correspondence relating to such Transfer Approval Documents.

5A. Proration of Distributable Cash and Real Estate Tax and Insurance Subaccounts under Loan Documents. The parties agree as follows with respect to the proration of distributions under the Operating Agreement and the liabilities for ad valorem real estate taxes ("Taxes") and insurance premiums ("Insurance Premiums") due for the policies (collectively, the "Policies") of insurance required to be maintained under the Loan Documents:

         (i) Distributable Cash. On the eleventh (11th) day of each month, the Company has made a distribution to its Members of the Member's respective Percentage Interest (as defined in the Operating Agreement) of the Company's Distributable Cash (as defined in the Operating Agreement) for the prior thirty (30) day period (the "Prior Period") ending on and including the tenth (10th) day of the month in which distribution occurs, and the Company shall continue to do so pursuant to the provisions of the Operating Agreement. Distributable Cash shall be prorated to the Closing Date such that Seller's eighty percent (80%) share (the "Seller's Share") attributable to the period up to and ending on the day prior to the Closing Date (which date shall be hereinafter referred to as the "Proration Date") shall be paid to the Seller. The proration of the Distributable Cash shall be calculated by the Company, and the Company shall report the prorated numbers to the Seller using the same documents, detail and format used by the Company historically in preparing and distributing the normal monthly statements to the Members relating to the monthly distributions of Distributable Cash. In the event the Escrow Termination Date occurs and the Closing does not, Distributable Cash shall not be prorated for the month in which the Escrow Termination Date occurs, and Distributable Cash shall continue to be distributed to the Members pursuant to the provisions of the Operating Agreement. If the Closing does occur, then as soon as practical after the Closing, the Company shall prepare a true-up report (the "True-Up Report") for the period commencing on January 1, 2003 and extending through the Proration Date. The True-Up Report shall be generated due to the fact that the Distributable Cash actually distributed to the Members for calendar year 2003 up through the Proration Date may in part be based upon budgeted, rather than actual expenses, and the True-Up Report shall be based upon the actual expenses accrued through the Proration Date (the "Actual Expenses"). The True-Up Report shall reconcile the differences, if any, between the Distributable Cash actually distributed and the amount of Distributable Cash which should be distributed based upon the Actual Expenses. The Company shall use commercially reasonable efforts to prepare and distribute the True-Up Report to the Seller within not greater than sixty (60) days after the Closing Date. The True-Up Report shall also contain a reasonable level of back-up detail to substantiate the numbers reflected on the True-Up Report. The Seller shall review the True-Up Report and notify the Company within ten (10) days after receipt (the "True-Up Review Period") of the True-Up Report if it has objections (the "Seller's True-Up Objection Notice"), and if it does, providing detailed reasons and explanations supporting the Seller's objections. Within not greater than thirty (30) days after receipt of the Seller's True-Up Objection Notice, the Company shall deliver a response (the "Company True-Up Response") responding to the Seller's True-Up Objection Notice, providing a detailed response and a reasonable level of backup detail; or, if no Company True-Up Response is delivered timely by the Company, the Seller's True-Up Objection Notice shall be deemed accepted by the Company. If the Seller does not timely send the Company a True-Up Objection Notice, then the Company shall pay the Seller the Seller's Share of the Distributable Cash, if any, due the Seller as reflected on the True-Up Report within two
                  (2) business days after the expiration of the True-Up Review Period. If the Seller does timely deliver a True-Up Objection Notice to the Company, then the Company shall pay the Seller the Seller's Share of the Distributable Cash, if any, due to the Seller as reflected on the Company True-Up Response simultaneously with the delivery of the Company True-Up Response (or, if no Company True-Up Response is delivered within the applicable time period, then the Company shall pay the Seller the Seller's Share of the Distributable Cash, if any, due to the Seller as reflected on the Seller's True-Up Objection Notice within five (5) business days after the expiration of the True-Up Review Period). The delivery of the True-Up Report or the Company True-Up Response, as applicable, or if there are payments due, then the payments due under the respective True-Up Report or Company True-Up Response, as applicable, shall be the final and definitive reconciliation of all amounts due to the Seller arising directly or indirectly, as a result of Seller's being a Member of the Company, a former co-leasing agent under the Management Agreement, or for whatever reason relating to the ownership of the Mall.

         (ii) Proration of Taxes and Insurance Premiums. The parties agree that the liabilities for Taxes and Insurance Premiums shall be prorated through the Proration Date so that the Seller's Share of the liability (i) for Taxes due to the applicable governmental jurisdiction, and (ii) for Insurance Premiums due under the Policies, will be determined on an accrual basis through the Proration Date. The parties acknowledge that under the terms of the Loan Documents, the Deposit Bank (as defined in the Loan Documents) maintains a separate account (a "Subaccount") into which Taxes and Insurance Premiums are paid by the Company, but no amounts will be withdrawn from the Deposit Bank's Subaccount, and the proration of Taxes and

                  Insurance Premiums will be reconciled between the Purchaser and the Seller, based upon Seller's Share of the liability for both of said amounts prorated through the Proration Date, and such amounts shall be reflected on the Closing Settlement Statement (as defined and referenced in Section 5C of this Agreement), with the Purchase Price being adjusted accordingly, and paid at the Closing as required by Section 3 of this Agreement. Except for the proration of Taxes and Insurance Premiums as set forth above, no other items escrowed under any other Subaccounts under the Loan Documents shall be subject to proration.

5B. Operation of Company Prior to Closing Date. From the Effective Date to the Closing Date, the Seller's Interest shall be treated for all purposes as the property of the Seller, and the Purchaser shall have no rights whatsoever with respect to such Interest. The provisions of the Management Agreement and the Operating Agreement shall continue to remain in effect; provided, however, that all parties to the Management Agreement shall sign the Consent and Amendment to the Management Agreement (the "Management Agreement Amendment") attached to this Agreement as Exhibit C to be effective as of the Effective Date, but only if the Closing does not occur, which Consent and Amendment shall provide as follows:

         (i) The current term of the Management Agreement expires on September 27, 2003, and that term is automatically renewed for an additional one year term unless one of the parties to the Management Agreement notifies (the "Management Agreement Termination Notice") the other parties that it elects not to have the then current term of the Management Agreement be extended. The Management Agreement Termination Notice must be given by not later than July 28, 2003 (the "MA Termination Date"). If the Closing has not occurred prior to the MA Termination Date, the parties agree and acknowledge that the Management Agreement Amendment will provide that the Management Agreement Termination Notice may be given at any time after July 28, 2003 so as to terminate the Management Agreement as of the date which is thirty (30) days after the date that the Management Agreement Termination Notice is received by the Manager; and,

         (ii) During the period from the Effective Date through and including the Closing Date, no payments shall be due the Seller in its capacity as co-leasing agent under the Management Agreement, but that if the Closing does not occur, all amounts due to Seller in its capacity as co-leasing agent under the Management Agreement from the period from the Effective Date through the Escrow Termination Date shall be paid to the Seller within ten (10) days after the Escrow Termination Date.

         If the Closing does occur, then consistent with the terms of this Agreement, HIG acknowledges and recognizes that it shall no longer be a signatory to, or have any rights or responsibilities under, the Management Agreement. Accordingly, effective as of the Closing, but only if the Closing does, in fact, occur, HIG hereby consents and authorizes the Company, the Purchaser and Glimcher Eastland to cause the Management Agreement to be amended and restated to contain such terms as determined by the Company, the Purchaser and Glimcher Eastland in their sole and absolute discretion. The rights contained in this last paragraph (all provisions contained after subsection (ii) above), shall survive the Closing.

5C. Closing. The Closing shall occur after the Purchaser has been notified by the Loan Servicer that the requisite Lender Consents have been obtained and that the Transfer has been approved ("Lender Approval Notice") according to the schedule set forth in this Section 5C. Upon receipt of the Lender Approval Notice, Purchaser shall deliver a copy of same to the Seller if CapMark failed to do so, and Purchaser shall send a written notice ("Closing Notice") to the Seller and the Escrow Agent requesting that the Escrow Agent prepare the closing settlement statement (the "Closing Settlement Statement") which shall set forth the proration for Taxes and Insurance Premiums as set forth in Section 5A(ii) above, but said Closing Settlement Statement shall reflect no other adjustments or charges, and it shall be sent to the Seller and the Purchaser within two (2) business days after Escrow Agent's receipt of the Closing Notice via telecopier transmission to all applicable persons specified in Section 14 below ("Telecopier Delivery"). Purchaser and Seller shall review the Closing Settlement Statement and send via Telecopier Delivery any objections to the Escrow Agent within two (2) business days after receipt of the Closing Settlement Statement. Any objections shall provide detailed reasons and explanations supporting the objections. If no objections are received by the Escrow Agent within the aforesaid two (2) business day period, then the Purchaser and Seller shall execute the Closing Settlement Statement and deliver it to the Escrow Agent via Telecopier Delivery. A party's failure to object and to sign and deliver the Closing Settlement Statement via Telecopier Delivery to the Escrow Agent, shall constitute a deemed approval by such party to the Closing Settlement Statement. If any objections are received by the Escrow Agent, the parties shall use commercially reasonable efforts to resolve the dispute between the parties and shall notify the Escrow Agent in a writing signed by both the Purchaser and the Seller upon resolution of such dispute. Within one (1) business day after the Closing Settlement Statement is either executed by, or deemed to have been executed by, both the Purchaser and the Seller (or the earliest date on which a party that had objected notifies the Escrow Agent in writing of the withdrawal of such objection, or the Purchaser and Seller notify the Escrow Agent in a writing signed by both of them that they have reached agreement regarding such dispute), the Purchaser shall wire transfer the Purchase Price to the Escrow Agent, and such wired funds shall be disbursed by the Escrow Agent pursuant to the terms of the Closing Settlement Statement on the date that the wired funds are sent to the Escrow Agent, if commercially possible, and if not, then immediately on the next business day. Simultaneously with the disbursement of the Purchase Price, the Escrow Agent shall undertake its obligations as described in Sections 6 through 8 of this Agreement. Provided however, if the Lender Approval Notice has not been given and the Closing Settlement Statement has not been executed or deemed to have been approved (or otherwise agreed upon) as provided above by both the Seller and Purchaser, all on or before August 29, 2003 (the "Escrow Termination Date"), then unless the parties agree in writing to extend the Escrow Termination Date, this Agreement shall terminate and the penultimate sentence of Section 8 of this Agreement shall control with respect to the Closing Documents and the respective obligations of the parties hereto.

6. Escrow Closing. Simultaneously with the execution of this Agreement, the Purchaser and Seller shall execute all of the documents (collectively, the "Initial Escrowed Closing Documents") identified in
         Section 7(a) of this Agreement, and deliver all such executed Initial Escrowed Closing Documents with counterpart signatures to Flagler. Four sets of each Initial Escrowed Closing Document shall be executed by each respective signatory.

         Flagler shall hold the Initial Escrowed Closing Documents in escrow and disburse them according to the terms of this Agreement.

7.       Identification of Closing Documents.

         a. Initial Escrowed Closing Documents. In addition to the Initial Escrowed Closing Documents, the parties further acknowledge and recognize that there may be other documents, as identified in Section 7(b) below (collectively, the "Subsequent Escrowed Closing Documents") which will be required to be tendered to the Escrow Agent after the execution of this Agreement. The Initial Escrow Closing Documents and the Subsequent Escrowed Closing Documents are collectively referred to in this Agreement as the "Closing Documents". The Initial Escrowed Closing Documents shall include the following:

                                     Parties Required to Sign             Referred to in
Title of Closing Document                 or  Deliver                  Section of Agreement
--------------------------           ------------------------          --------------------
(i)  Assignment Agreement              Purchaser and Seller              1 and Exhibit A

(ii) Intentionally Deleted

(iii)Settlement Agreement                                                9 and Exhibit B-1

(iv) Joint Dismissal Entry             Litigation counsel for            9 and Exhibit B-2
                                       Purchaser and Seller

(v) Management Agreement               All current signatories to        5B and Exhibit C
    Amendment                          Management Agreement

         b. Subsequent Escrowed Closing Documents. With respect to the following documents, only one (1) original of the documents identified in subsections (i), (iii) and (iv) shall be delivered to the Escrow Agent. With respect to the Closing Settlement Statement, two (2) originals shall be delivered by each of Seller and Purchaser, and the Closing Settlement Statement shall be executed in counterpart. The Subsequent Escrowed Closing Documents shall include the following:

                                            Parties Required to Sign            Referred to in
Title of Closing Document                         or Deliver                 Section of Agreement
---------------------------------           ------------------------         --------------------
(i)   Good Standing Certificates             Purchaser and Seller
      issued by applicable                                                    Sections 10(a)(v)
      Secretaries of State                                                      and 10(b)(iii)

(ii)  Purchase Price                         Purchaser                                2

(iii) True-Up Report                         Company                                 5A(i)

(iv)  Company's True-Up Response,            Company                                 5A(i)
      if applicable

(v) Such other documents as                As applicable               12
    are necessary to consummate the
    Transfer, including without
    limitation, the Closing
    Settlement Statement

         c. Dating of Closing Documents. The Escrow Agent shall complete the date for each Closing Document, which date shall be the Closing Date. Provided, however, if the Escrow Termination Date occurs prior to receiving the Lender Consents, then the Closing Documents shall not be dated and the Escrow Agent shall undertake the actions set forth in the penultimate sentence of Section 8 of this Agreement.

8. Disbursement of Closing Documents and Payment of the Purchase Price. It shall be the responsibility of Flagler to serve as the escrow and closing agent under the terms of this Agreement, and Flagler hereby acknowledges that it will not require the parties to execute a separate escrow agreement. Flagler agrees to accept receipt of the Closing Documents and disburse them according to the terms of this Agreement. If the Closing occurs, the Purchaser shall wire transfer the Purchase Price to Flagler, and Flagler shall make all disbursements according to the Closing Settlement Statement. If the Closing occurs, Flagler shall distribute the Closing Documents as follows: (a) the four originals of the Assignment Agreement shall be distributed to the Purchaser, and the Seller shall receive one copy of such document; (b) two originals of all other Initial Escrowed Closing Documents, the True-Up Report, the Closing Settlement Statement, and any other documents executed by the parties and tendered into escrow pursuant to Section 7(b)(v) shall be delivered to each of the Purchaser and the Seller; and, (c) Purchaser's good standing certificates shall be delivered to the Seller, and the Seller's good standing certificates shall be delivered to the Purchaser. If the Lender Consents are not obtained by the Escrow Termination Date, and if the parties have not otherwise agreed in writing to extend the Escrow Termination Date, then either Purchaser or Seller shall so notify Flagler, and Flagler shall destroy all Closing Documents, and all the parties to this Agreement shall be released from any and all obligations set forth in this Agreement, or set forth in any of the Closing Documents. Provided, however, under the circumstances set forth in the immediately preceding sentence, (y) any cause of action relating to the failure of either the Purchaser or the Seller, as the case may be, to perform their respective obligations set forth in this Agreement prior to the Escrow Termination Date, and (z) the Management Agreement Amendment shall survive the termination of this Agreement.

9. Agreement Relating to Collateral Documents. Seller is a party to both the Company's Operating Agreement, as well as to a certain Shopping Center Management and Leasing Agreement dated September 27, 2001 ("Management Agreement"). The parties hereby confirm and ratify that in the event the Closing of the Transfer occurs, then from and after the Closing Date, the Seller shall have no rights of whatever nature or kind, nor any obligations of whatever nature or kind, under either the Management Agreement or the

         Operating Agreement (other than the Seller's right to indemnification by the Company pursuant to Section 4.10 of the Operating Agreement, as provided in Section 17 of this Agreement. The parties shall further execute and deliver as one of the Initial Escrowed Closing Documents, both the Settlement Agreement (the "Settlement Agreement") and the Joint Stipulated Dismissal Entry (the "Joint Dismissal Entry") attached as Exhibit A to the Settlement Agreement, each of which documents are attached to this Agreement respectively as Exhibit B-1 and B-2.

10.      Representations and Warranties.

         (a) Seller's Representations and Warranties. Seller hereby represents and warrants to the Purchaser as of the Effective Date and again as of the Closing Date as follows:

                  (i) that it has good and marketable title to the Interest, free and clear of any lien, pledge, security interest, claim, option, agreement, encumbrance or other restriction of whatever nature or kind, except as may be imposed by the Loan Documents;

                  (ii) that it has not previously transferred any part of the Interest sold under the terms of this Agreement;

                  (iii) that it has the full and complete right and power to make the Transfer contemplated by this Agreement;

                  (iv) both the execution and delivery of this Agreement by the Seller and by the undersigned signatory on behalf of the Seller, and the performance of all obligations and delivery of all Closing Documents, have been duly and properly authorized by all proper, legal and duly authorized actions;

                  (v) the Seller is a limited liability company in good standing under the laws of the State of Florida, and that each of its constituent members, as applicable, are in good standing, have the right and power to authorize the Seller to enter into this Agreement, and that all such actions have been duly and properly authorized by all proper, legal and duly authorized actions. The Seller shall order and tender to Flagler for distribution to Purchaser at the Closing, a good standing certificate issued by the Florida secretary of state to confirm that the Seller is in good standing under the laws of the State of Florida. The tender of such good standing certificate shall in no way release or excuse Seller from the representations, warranties and obligations contained in the first sentence of this Section 10(a)(v).

                  (vi) except for the Lender Consents, no other consents from any person, entity, lender or other third party of whatever nature or kind are required in order to enter into this Agreement and perform all of its obligations hereunder;

         (b) Purchaser's Representations and Warranties. Purchaser hereby represents and warrants to the Seller as of the Effective Date and again as of the Closing as follows:

                  (i) that it has the full and complete right and power to accept the Transfer contemplated by this Agreement;

                  (ii) both the execution and delivery of this Agreement by the Purchaser and by the undersigned signatory on behalf of the Purchaser, and the performance of all obligations and delivery of all Closing Documents, have been duly and properly authorized by all proper, legal and duly authorized actions;

                  (iii) the Purchaser is a limited liability company in good standing under the laws of the State of Delaware, and that each of its constituent members, as applicable, are in good standing, have the right and power to authorize the Purchaser to enter into this Agreement, and that all such actions have been duly and properly authorized by all proper, legal and duly authorized actions. The Purchaser shall order and tender to Flagler for distribution to Seller at the Closing, a good standing certificate issued by the Delaware Secretary of State to confirm that the Purchaser is in good standing under the laws of the State of Delaware. The tender of such good standing certificate shall in no way release or excuse Purchaser from the representations, warranties and obligations contained in the first sentence of this
                           Section 10(b)(iii).

                  (iv) except for the Lender Consents, no other consents from any person, entity, lender or other third party of whatever nature or kind are required in order to enter into this Agreement and perform all of its obligations hereunder;

                  (v) that it has good and marketable title to the interest the Purchaser owns in the Company, free and clear of any lien, pledge, security interest, claim, option, agreement, encumbrance or other restriction of whatever nature or kind, except as may be imposed by the Loan Documents.

         The representations and warranties set forth in this Section 10 shall survive the Closing, and all same shall be true and accurate in all material respects as of the Effective Date as well as of the date of the Closing, without the necessity of signing any updated certificate or other document reconfirming all said representations and warranties as of the date of the Closing.

11.      Intentionally Deleted.

12. Further Assurances. The parties agree to execute and deliver such instruments and take such further actions as another party may, from time to time, reasonably request and are reasonably required in order to effectuate the purposes and to carry out the terms of this Agreement.

13. Broker Fees. Each party hereby represents and warrants to the other that it has dealt with no broker, investment broker or agent in connection with the transactions contemplated hereby and that no commission, finders' fees or other such payments are due any such person. Purchaser and Seller shall indemnify, defend (with counsel satisfactory to the indemnified party) and agree to hold the other harmless from and against any and all loss, liability, cost or expense (including without limitations, court costs and reasonable attorneys' fees and expenses) that the one may suffer or sustain should the foregoing representations and warranties of the other prove inaccurate. The foregoing indemnity shall survive the Closing and/or any termination of this Agreement.

14. Notice Addresses. Any notice required or permitted by or in connection with the

         Agreement, without implying the obligation to provide any such notice, shall be in writing sent to the appropriate addresses set forth below or to such other addresses as may be hereafter specified by written notice by Seller or Purchaser. Any such notice shall be deemed to be effective (a) one (1) day after deposit if sent by a nationally recognized overnight courier service, or (b) two (2) days after deposit if sent by the U.S. Postal Service, postage prepaid, certified, return receipt requested, or (c) upon receipt if hand delivered or sent by facsimile with the sender retaining the facsimile confirmation to prove delivery.

         (a)      If to Seller:

                  HIG Mall, LLC
                  3421 North Lakeview Drive
                  Tampa, Florida 33618
                  Attn: David Wu
                  Fax No.: (813) 864-2222

                  With a copy to:

                  Trenam Kemker
                  Bank of America Tower
                  One Progress Plaza
                  Suite 1230
                  St. Petersburg, FL 33701
                  Attn: Charles M. Harris, Esq.
                  Fax No.: (727) 820-0835

         (b)      If to the Purchaser:

                  Glimcher Properties Limited Partnership
                  20 South Third Street
                  Columbus, Ohio 43215
                  Attn: George A. Schmidt, Esq.
                  Fax No: (614) 621-8863

                  With a copy to:

                  Frost Brown Todd LLC
                  One Columbus - Suite 1000
                  10 West Broad Street
                  Columbus, Ohio 43215
                  Attn: John I. Cadwallader, Esq.
                  Fax No: (614) 464-1737

         (c)      If to Flagler:

                  Flagler Title Company
                  1897 Palm Beach Lakes Boulevard
                  Suite 125

                  West Palm Beach, Florida 33409
                  Attn: Peggy Gamblin
                  Fax No.: (561) 686-8355

15. Choice of Law. The laws of the State of Delaware shall govern the rights and obligations of the parties to this Agreement, and the interpretation and construction and enforceability thereof, and any and all issues relating to the transactions contemplated herein.

16. Miscellaneous. This Agreement may be changed, waived or amended only in an agreement signed by all parties to this Agreement. Except as specifically provided herein, this Agreement contains the entire understanding between the parties relating to the subject matter hereof, and it supersedes any and all prior oral or written understandings or agreements relating to any such matters. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their successors, assigns, heirs and personal representatives, as applicable. The captions of the several sections of this Agreement are not a part hereof, and these captions shall not be used to interpret any of the terms of this Agreement. The Recitals are intended to be a part of this Agreement and are incorporated into the body hereof. All parties signing this Agreement have taken all duly authorized action necessary to authorize the execution of this Agreement and to execute any and all documents related hereto, and each of the parties may rely upon this section of the Agreement without the necessity of having further documentation to evidence such authority. If either party defaults under its obligations set forth in this Agreement, the non-defaulting party shall be entitled to recover reasonable attorneys' fees and expenses incurred by the non-defaulting party in either defending or initiating any action against the defaulting party. The parties specifically acknowledge, represent and warrant that all of the terms and conditions of this Agreement are adequately and fully supported by consideration. The date of this Agreement shall be the date that the last party signs it. In computing any period of time under this Agreement, the day of the act or event for which the designated period of time begins to run shall not be included, but the last day of the period shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event, the period shall run through the next business day. This Agreement may be executed in counterparts and shall be fully enforceable so long as both parties have signed either one Agreement or documents in counterpart. This Agreement may be executed by facsimile signature and such facsimile signatures shall be deemed as originals.

17. Indemnification. If the Closing of the Transfer occurs, then from and after the Closing Date, the Purchaser shall, and hereby agrees to, indemnify Seller and hold it harmless from any loss, liability, claim, demand, damage or expense (including without limitation, reasonable costs, expenses and attorneys' fees actually incurred in connection with the defense of any such matter) which may be made or brought against the Seller arising out of the actions of the Purchaser or the Company related to the operation of the Mall at any time prior to or after the Closing Date. This indemnification obligation shall survive the Closing and shall not be released or terminated by this Agreement or the Settlement Agreement. Provided further, if the Closing of the Transfer occurs, then from and after the Closing Date, the Company acknowledges and agrees that the Company's indemnification obligations specifically set forth in Section 4.10 of the Operating Agreement shall continue to apply to the Seller in its capacity as a member of the Company up to the Closing Date, and the terms, conditions, rights and obligations of Section 4.10 of the Operating Agreement as they relate to the Seller for the period of time up to the Closing Date shall not be terminated or amended by any future amendment of the Operating Agreement. The Company's obligation set forth in the immediately preceding sentence (and as set forth in Section 4.10 of the Operating Agreement) shall survive the Closing of the Transfer and shall not be released or terminated by this Agreement or the Settlement Agreement.

          [End of Agreement - Signatures appear on the following pages]

         IN WITNESS WHEREOF, the following signatories, intending to be legally bound hereby, have executed this Agreement.

                                   SELLER:

                                   HIG MALL, LLC,
                                   a Florida limited liability company,

                                   By: _________________________________
                                   Name: _______________________________
                                   Title: ________________________________

                                   Date: June 20, 2003

                                   PURCHASER:

                                   GLIMCHER PROPERTIES LIMITED
                                   PARTNERSHIP,
                                   a Delaware limited partnership, through its sole general partner signing below

                                   By: GLIMCHER PROPERTIES CORPORATION
                                       a Delaware corporation

                                   By: /s/ Michael P. Glimcher
                                       ----------------------------------
                                       Michael P. Glimcher, President

                                   Date: June 20, 2003

                                   COMPANY:

                                   CHARLOTTE EASTLAND MALL, LLC,
                                   a Delaware limited liability company,

                                   By: GLIMCHER EASTLAND, INC.
                                       a Delaware corporation, its Managing
                                       Member

                                   By: /s/ Michael P. Glimcher
                                       ----------------------------------
                                       Michael P. Glimcher, President

                                   Date: June 20, 2003

                                     CONSENT
                                       TO
                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

         Glimcher Eastland Inc., A Delaware corporation, the only other Member of the Company, hereby consents to the Transfer of the Interest as described in the Agreement to which this Consent is attached.

                                     GLIMCHER EASTLAND, INC.,
                                     a Delaware corporation, its General Partner

                                     By: /s/ Michael P. Glimcher
                                         ---------------------------------
                                         Michael P. Glimcher, President

                                     Date: June 20, 2003

                                    CONSENT
                                       TO
                             SERVE AS ESCROW AGENT

        Flagler Title Company, a Florida corporation, hereby joins in the execution of this Agreement and agrees to serve as the escrow and closing agent to consummate the Closing and agrees to perform the duties and obligations imposed upon Flager by the terms of the Agreement.

                                                Flagler Title Company,
                                                a Florida corporation


                                                By:
                                                   ------------------------
                                                Its:
                                                    -----------------------

                                                Date: June ___, 2003